As filed with the Securities and Exchange Commission on August 17, 2000
                         Registration Statement No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                       INTELIDATA TECHNOLOGIES CORPORATION
             (Exact name of Registrant as specified in its Charter)

           Delaware                                          54-1820617
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

                       InteliData Technologies Corporation
                           11600 Sunrise Valley Drive
                                    Suite 100
                             Reston, Virginia 20191
           (Address of principal executive office, including zip code)


                       INTELIDATA TECHNOLOGIES CORPORATION
                               1996 INCENTIVE PLAN
                            (Full title of the Plan)
                             ----------------------

                                Albert N. Wergley
                       InteliData Technologies Corporation
                           11600 Sunrise Valley Drive
                                    Suite 100
                             Reston, Virginia 20191
                                 (703) 259-3000
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)

                                 With copies to:

                              David M. Carter, Esq.
                                Hunton & Williams
                              Bank of America Plaza
                                   Suite 4100
                           600 Peachtree Street, N.E.
                           Atlanta, Georgia 30308-2216
                                 (404) 888-4000
                              --------------------


                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                    Proposed maximum    Proposed maximum
     Title of securities         Amount to be        offering price         aggregate           Amount of
      to be registered           registered<F1>       per share<F2>       offering price      registration fee
----------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value  1,000,000 shares          $5.71             $ 5,710,000            $1,508
Preferred Share Purchase       1,000,000 shares           N/A                  N/A                 N/A
Rights
================================================================================================================

<F1>        This Registration  Statement covers 1,000,000 additional shares of common stock issuable under the registrant's 1996 Incentive Plan (the "Plan") by virtue of an amendment to the Plan increasing the number of shares issuable under the Plan from 2,400,000 to 3,400,000.
<F2>        Calculated  pursuant  to Rule  457(c)  on the  basis of $5.71  per share, which was the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on August 10, 2000.

                           INCORPORATION BY REFERENCE

Pursuant to General Instruction E on Form S-8 regarding the registration of additional securities, InteliData Technologies Corporation (the "Company") is hereby registering additional shares of Common Stock in the number set forth on the cover page of this Registration Statement. Such shares are of the same class as other securities of the Company for which previous registration statements have been filed with the Securities and Exchange Commission (the "Commission") relating to the Plan, and such registration statements, as listed below, are incorporated by reference herein:

Registration Statement on Form S-8 (Registration No. 333-16115) filed on November 14, 1996.

Registration Statement on Form S-8 (Registration No. 333-93227) filed on December 21, 1999.


                             ADDITIONAL INFORMATION

On April 6, 2000, the Board of Directors of the Company approved an amendment to the Plan increasing the number of shares of Common Stock reserved for issuance under the Plan by 1,000,000 to 3,400,000 and increasing the maximum aggregate number of shares that may be issued under the Plan as Stock Awards by 250,000 to 500,000. On May 24, 2000, approval for such amendment was obtained by the stockholders of the Company. Due to prior grants of stock options and stock awards, as of the date of this Registration Statement 886,393 shares remain available for issuance under the Plan.


Item 8.  Exhibits.

Exhibit No.
-----------


   5.1 Opinion of Hunton & Williams as to the legality of the securities being registered (filed herewith).

   23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5.1 to the Registration Statement).

   23.2   Consent of Deloitte & Touche LLP (filed herewith).

   24.1   Power of Attorney (included on signature page).

   99.1 Description of Amendment to 1996 Incentive Plan. (Incorporated herein by reference to the Company's Proxy Statement filed with the Commission on April 24, 2000).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Reston, Commonwealth of Virginia on August 16, 2000.

                                   INTELIDATA TECHNOLOGIES CORPORATION



                                   By: _/s/_Alfred S. Dominick, Jr.
                                       Alfred S. Dominick, Jr.
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated. Each of the directors and/or officers of InteliData Technologies Corporation whose signature appears below hereby appoints Albert N. Wergley and David M. Carter, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable InteliData Technologies Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.


 Signature                     Title                                   Date


/s/ Alfred S. Dominick, Jr.  President, Chief Executive          August 16, 2000
---------------------------  Officer, Acting Chief
Alfred S. Dominick, Jr.      Financial Officer and Director
                             (Principal Executive and
                             Financial Officer)

/s/ William F. Gorog         Chairman of the Board and Director  August 16, 2000
--------------------
William F. Gorog


/s/ Steven P. Mullins        Vice President, Finance             August 16, 2000
---------------------        (Principal Accounting Officer)
Steven P. Mullins

/s/ Patrick F. Graham        Director                            August 16, 2000
---------------------
Patrick F. Graham

/s/ John J. McDonnell, Jr.     Director                          August 16, 2000
--------------------------
John J. McDonnell, Jr.


/s/ L. William Seidman       Director                            August 16, 2000
----------------------
L. William Seidman


/s/ Norman J. Tice            Director                           August 16, 2000
------------------
Norman J. Tice

                                  EXHIBIT INDEX

Exhibit No.
-----------


     5.1 Opinion of Hunton & Williams as to the legality of the securities being registered (filed herewith).

     23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5.1 to the Registration Statement).

     23.2    Consent of Deloitte & Touche LLP (filed herewith).

     24.1    Power of Attorney (included on signature page).

     99.1 Description of Amendment to 1996 Incentive Plan. (Incorporated herein by reference to the Company's Proxy Statement filed with the Commission on April 24, 2000).